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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

We are aware that our report dated April 11, 1996 on our review of interim financial information of Life Technologies, Inc. (the "Company") for the three-month periods ended March 31, 1996 and 1995, included in the Company's Form 10-Q is incorporated by reference in the Company's Registration Statement on Form S-8 pertaining to the Company's 1996 Non-Employee Directors' Stock Option Plan and the Company's Non-Employee Directors' Annual Retainer Stock Plan. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.


                                             /s/ Coopers & Lybrand L.L.P.
                                             ----------------------------
                                             COOPERS & LYBRAND L.L.P.


Rockville, Maryland
May 15, 1996